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                                                                   EXHIBIT 10.22

                       MASTER EQUIPMENT LEASE NO. 053-0070

Under this Master Equipment Lease No. 053-0070 (the "Lease"), dated as of June 15, 1997, PHOENIX LEASING INCORPORATED, a California corporation ("Lessor"), hereby leases to OPTICAL SENSORS INCORPORATED, a Delaware corporation ("Lessee"), and Lessee hereby leases from Lessor, the equipment and certain custom use equipment, installation and delivery costs, purchase tax, toolings software and items generally considered fungible or expendable ("Soft Costs") (herein together called "Equipment") which is described on the schedule attached hereto or any subsequently-executed schedule entered into by Lessor and Lessee and which incorporates this Lease by reference. Any such schedules shall hereinafter individually be referred to as a "Schedule" and collectively be referred to as the "Schedules." Lessor hereby leases the Equipment to Lessee upon the following terms and conditions:

     1. TERM OF AGREEMENT. The term of this Lease begins on the date set forth above and shall continue thereafter and be in effect so long as and at any time any Schedule entered into pursuant to this Lease is in effect. The Base Term and rent payable with respect to each leased item of Equipment shall be as set forth in and as stated in the respective Schedule(s). The terms of each Schedule hereto are subject to all conditions and provisions of this Lease as it may at any time be amended. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee and shall incorporate the terms and conditions of this Lease and any additional provisions contained in such Schedule. In the event of a conflict between the terms and conditions of this Lease and any additional provisions of such Schedule, the additional provisions of such Schedule shall prevail with respect to such Schedule only.

     2. NON-CANCELLABLE LEASE. This Lease and any Schedule cannot be cancelled or terminated except as expressly provided herein. This Lease (including all Schedules to this Lease) constitutes a net lease and Lessee agrees that its obligations to pay all rent and other sums payable hereunder (and under any Schedule) and the rights of Lessor and assignee in and to such rent and other sums, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, the manufacturer or seller of the Equipment, or against any person for any reason whatsoever.

     3. LESSOR COMMITMENT. So long as no Event of Default or event which with the giving of notice or passage of time, or both, could become an Event of Default has occurred or is continuing, Lessor agrees to lease to Lessee the groups of Equipment described on each Schedule, subject to the following conditions: (a) that in no event shall Lessor be obligated to lease Equipment to Lessee hereunder where the aggregate purchase price of all Equipment leased to Lessee hereunder would exceed $2,000,000 ("Commitment") of which amount Lessor may purchase Soft Costs Equipment for lease to Lessee having an aggregate purchase price not exceeding an amount equal to 25% of the utilized Commitment;
(b) the amount of Equipment purchased by Lessor at any one time shall be at least equal to $20,000 except for a final advance which may be less than $20,000; (c) Lessor shall not be obligated to purchase Equipment hereunder after June 30, 1998; (d) all Lease documentation required by Lessor has been executed by Lessee or provided by Lessee no later than June 15, 1997; (e) the equipment described on the Schedule is acceptable to Lessor and may include equipment manufactured by Lessee provided Lessee certifies such equipment will only be utilized as laboratory equipment; (f) with respect to each funding Lessee has provided to Lessor each of the closing documents and other items described in

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Exhibit A hereto (which documents shall be in form and substance acceptable to
Lessor) and which list may be modified for each subsequent funding; (g) there is no material adverse change in Lessee's condition, financial or otherwise, as determined by Lessor, and Lessee so certifies, from (yy) the date of the most recent financial statements delivered by Lessee to Lessor prior to execution of this Lease, to (zz) the date of the proposed lease of the Equipment; (h) Lessee is performing substantially according to its business plan referred to as "Quarterly Plan (Optical Sensors Incorporated, 1997 Operating Budget, Draft 2/6/97 Statement of Operations, Balance Sheets and Statements of Projected Cash Flows dated 1/31/97)" as may be amended from time to time in form and substance reasonably acceptable to Lessor ("Business Plan"); (i) Lessor or its agent has inspected and placed identification labels on the Equipment; (j) Lessee shall offer to Lessor, on an exclusive basis, all lease transactions for equipment contemplated by Lessee other than motor vehicles until expiration of all Schedules; however if Lessor declines to finance any such transaction or Lessee and Lessor cannot agree upon terms, then Lessee shall be free to seek such financing from any other third party; and (k) Lessor has received in form and substance reasonably acceptable to Lessor: (i) Lessee's interim financial statements signed by a financial officer of Lessee; and (ii) evidence of Lessee's $30,000,000 cash position as of December 31, 1996.

     4. NO WARRANTIES BY LESSOR. (a) Lessee has selected both (i) the Equipment and (ii) the suppliers (herein called "Vendor") from whom Lessor is to purchase the Equipment. LESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH ANY APPLICABLE GOVERNMENTAL REQUIREMENTS AND ITS NON-INFRINGEMENT OF ANY PATENTS OR OTHER RIGHTS, AND AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS" AND WITH ALL FAULTS. (b) If the Equipment is not properly installed, does not operate as represented or warranted by Vendor or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Lessor all rent payable under this Lease, Lessee hereby waiving any such claims as against Lessor. Lessor hereby agrees to assign to Lessee solely for the purpose of making and prosecuting any said claim, to the extent assignable, all of the rights which Lessor has against Vendor for breach of warranty or other representation respecting the Equipment. Lessor shall have no responsibility for delay or failure to fill the order. (c) Lessee understands and agrees that neither the Vendor nor any salesman or other agent of the Vendor is an agent of Lessor. No salesman or agent of Vendor is authorized to waive or alter any term or condition of this Lease, and no representations as to the Equipment or any other matter by the Vendor shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this Lease. (d) Lessee hereby requests Lessor to purchase Equipment from Vendor and to lease Equipment to Lessee on the terms and conditions of the Lease set forth herein. (e) Lessee hereby authorizes Lessor to insert in this Lease and each Schedule hereto the serial numbers and other identification data of the Equipment when determined by Lessor.

     5. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that (a) it is in good standing under the laws of the state of its formation, and duly qualified to do business, and will remain duly qualified during the term of this Lease, in each state where the Equipment will be located, as specified on each Schedule hereto, except where the failure to be so qualified would not have a material adverse effect on Lessee; (b) it has full authority to execute and deliver this Lease and perform the terms hereof, and this Lease has been duly authorized and constitutes valid and binding obligations of Lessee enforceable in accordance with its terms; (c) this Lease will not contravene any law, regulation or judgment affecting Lessee or result in any breach of any agreement or

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other instrument binding on Lessee; (d) no consent of Lessee's shareholders, members or managers or partners, as applicable, or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the terms hereof; (e) there is no action or proceeding pending or, to Lessee's knowledge, threatened against Lessee before any court or administrative agency which would have a materially adverse effect on the business, financial condition or operations of Lessee; (f) no deed of trust, mortgage or third party interest arising through Lessee will attach to the Equipment or the Lease; (g) the Equipment will remain at all times under applicable law, removable personal property, free and clear of any lien or encumbrance in favor of Lessee or any other person, notwithstanding the manner in which the Equipment may be attached to any real property; (h) all credit, financial and any other information submitted to Lessor herewith or any other time is true and correct in all material respects at the time submitted to Lessor; and (i) Lessee has provided, or will provide if requested, Lessee's tax identification number.

     6. EQUIPMENT ORDERING. Lessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment and Lessor may separately invoice Lessee for such charges. Lessee has selected the Equipment itself and shall arrange for delivery of Equipment so that it can be accepted in accordance with Section 7 hereof. Lessee hereby agrees to indemnify and hold Lessor harmless from any claims, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by Lessor arising out of any purchase orders or assignments executed by Lessor with respect to any Equipment or services relating thereto.

     7. LESSEE ACCEPTANCE. Lessee shall return to Lessor the signed and dated Acceptance Notice attached to each Schedule hereto (a) acknowledging the Equipment has been received, installed and is ready for use and (b) accepting it as satisfactory in all respects for the purposes of this Lease. Lessor is authorized to fill in the Rent Start Date on each Schedule in accordance with the foregoing.

     8. LOCATION; INSPECTION; LABELS. The Equipment shall be delivered to and shall not be removed from the Equipment "Location" shown on each Schedule without Lessor's prior written consent, which Location shall in all events be within the United States. Lessor shall have the right to inspect the Equipment at any reasonable time and on reasonable notice. Lessee shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of such Equipment which is requested by the Lessee and consented to by Lessor, as well as for any charges due to the installation or moving of the Equipment. The rental payments shall continue during any period in which the Equipment is in transit during a relocation. Lessor or its agent shall mark and label the Equipment, which labels shall state the Equipment is owned by Lessor, and Lessee shall keep such labels on the Equipment as labeled by Lessor or its agent.

     9. EQUIPMENT MAINTENANCE. (a) GENERAL. Lessee will locate or base each item of Equipment where designated in an Acceptance Notice and will reasonably permit Lessor to inspect such item of Equipment and its maintenance records at any reasonable time and on reasonable notice. Lessee will at its sole expense comply with all applicable laws, rules and regulations with respect to the use, maintenance, repair, condition, storage and operation of each item of Equipment. Except as required herein, Lessee will not make any addition or improvement to any item of Equipment that is not readily removable without causing material damage to any item or impairing its original value or utility. Any addition or improvement that is so required or cannot be so removed will immediately become the property of Lessor. (b) SERVICE AND REPAIR. Lessee will, at its sole expense, maintain and service, and

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repair any damage to, each item of Equipment in a manner consistent with prudent industry practice and Lessee's own practice so that such item of Equipment is at all times (i) in the same condition as when delivered to Lessee, except for ordinary wear and tear, (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.

     10. LOSS OR DAMAGE. Lessee assumes the entire risk of loss to the Equipment through use, operation or otherwise. Lessee hereby indemnifies and holds harmless Lessor from and against all claims, loss of rental payments, costs, damages, and expenses relating to or resulting from any loss, damage or destruction of the Equipment, any such occurrence being hereinafter called a "Casualty Occurrence." Within ninety (90) days after such Casualty Occurrence, Lessee shall (a) repair the Equipment, returning it to good operating condition, or (b) replace the Equipment with identical equipment in good condition and repair, the title to which shall vest in Lessor and which thereafter shall be subject to the terms of this Lease; or (c) pay to Lessor (i) any unpaid accrued amounts relating to such Equipment due Lessor under this Lease up to the date of the Casualty Occurrence, and (ii) a sum equal to the Casualty Value as set forth in the Casualty Value table attached to each Schedule hereto for such Equipment. Upon the making of such payment, the term of this Lease as to each unit of Equipment with respect to which the Casualty Value was paid shall terminate.

     11. GENERAL INDEMNITY. Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including consequential or special damages of any kind, imposed upon or incurred by or asserted against Lessor or any assignee of Lessor by Lessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by the Equipment, other than arising from the intentional or grossly negligent acts of Lessor or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. In the event that any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon request of Lessor, will at Lessee's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and approved by Lessor. Lessor shall tender and otherwise make available to Lessee control of the defense and resolution of such claim, whether by way of settlement or otherwise. Lessee's obligations under this Section 11 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term.

     12. INSURANCE. Lessee at its expense shall keep the Equipment insured for the entire term and any extensions of this Lease against all risks of physical loss for at least the replacement value of such Equipment and shall provide for a loss payable endorsement to Lessor and/or any assignee of Lessor. Lessee shall maintain commercial general liability insurance with respect to loss or damage for personal injury, death or property damage in an amount not less than $2,000,000 in the aggregate, naming Lessor and/or Lessor's assignee as additional insured. Such insurance shall contain insurer's agreement to give thirty (30) days written notice to Lessor before cancellation or material change of any policy of insurance. Lessee will provide Lessor and any assignee of Lessor with a certificate of insurance from the insurer evidencing Lessor's or such assignee's interest in the policy of insurance. Such insurance shall cover any Casualty Occurrence to any unit of Equipment. Notwithstanding anything in
Section 10 or this Section 12 to the contrary, this Lease and Lessee's obligations hereunder and under each Schedule shall remain in full force and effect with respect to any unit of Equipment which is not subject to a Casualty Occurrence. If Lessee fails to provide or maintain insurance as required herein, Lessor shall have the right, but shall not be obligated to obtain such insurance. In that

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event, Lessee shall pay to Lessor the reasonable cost thereof.

     13. TAXES. Lessee agrees to report the Equipment as equipment leased from Lessor and not as equipment owned by Lessee on Lessee's personal property tax return. Promptly upon receipt of an invoice from Lessor, Lessee agrees to reimburse Lessor for (or pay directly if instructed by Lessor), and agrees to indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever, together with any penalties, fines, additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions") except same as may be attributable to Lessor's income, arising at any time prior to or during the term of this Lease, or upon termination or early termination of this Lease and levied or imposed upon Lessor directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to (a) the Equipment, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (c) the rentals, receipts, or earnings arising from the Equipment, or any disposition of the rights to such rentals, receipts, or earnings, (d) any payment pursuant to this Lease, and (e) this Lease or the transaction or any part thereof. Lessee's obligations under this Section 13 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term. Lessee shall have the right, at its expense, to contest in good faith and by appropriate proceeding, the proprietary of, and other issues relating to, any Imposition for which Lessee has or may have financial responsibility under this Section 13, provided that Lessee shall take any action necessary to prevent the confiscation of or lien attaching against the Equipment.

     14. PAYMENT BY LESSOR. If Lessee shall fail to make any payment or perform any act required hereunder, then Lessor may, but shall not be required to, after such notice to Lessee as is reasonable under the circumstances, make such payment or perform such act with the same effect as if made or performed by Lessee. Lessee will upon demand reimburse Lessor for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

     15. SURRENDER OF EQUIPMENT. If required by the terms of this Lease or any Schedule, Lessee will forthwith surrender the Equipment to Lessor delivered in as good order and condition as originally delivered, reasonable wear and tear excepted. Lessor may, at its sole option, arrange for removal and transportation of the Equipment, provided that Lessee's obligations under Sections 10, 11 and 12 shall not be released. Lessee shall bear all expenses of delivering (which include, but are not limited to, the de-installation, insurance, packaging and transportation of) the Equipment to Lessor's location or other location within the United States as Lessor may request. Notwithstanding Lessee's surrender and/or delivery of the Equipment and/or Lessor's removal of the Equipment, all obligations of Lessee under this Lease, including rental payments, shall remain in full force and effect until Lessee delivers the Equipment to Lessor.

     16. ASSIGNMENT. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, LESSEE SHALL NOT (A) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, EQUIPMENT, OR ANY INTEREST THEREIN, OR (B) SUBLET OR LEND EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES.

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LESSOR MAY ASSIGN THIS LEASE OR GRANT A SECURITY INTEREST IN ANY OR ALL
EQUIPMENT, OR BOTH, IN WHOLE OR IN PART TO ONE OR MORE ASSIGNEES OR SECURED PARTIES WITHOUT NOTICE TO LESSEE. No assignment under the Lease will relieve Lessor of any obligations it has under the Lease. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing and Lessee shall execute such additional documentation as Lessor's assignee shall reasonably require. Each such assignee and/or secured party shall have all of the rights, but none of the obligations, of Lessor under this Lease, unless such assignee or secured party expressly agrees to assume such obligations in writing. Lessee shall not assert against any assignee and/or secured party any defense, counterclaim or offset that Lessee may have against Lessor. Notwithstanding any such assignment, and providing no Event of Default has occurred and is continuing, Lessor, or its assignees, secured parties, or their agents or assigns, shall not interfere with Lessee's right to quietly enjoy use of Equipment subject to the terms and conditions of this Lease. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the successors and assignees of the parties hereto. Lessee acknowledges that any such assignment by Lessor will not materially change Lessee's duties or obligations under the Lease or increase any burden of risk on Lessee.

     17. DEFAULT. (a) EVENT OF DEFAULT. Any of the following events or conditions shall constitute an "Event of Default" hereunder: (i) Lessee's failure to pay any monies due to Lessor hereunder or under any Schedule beyond the tenth (10th) day after the same is due; (ii) Lessee's failure to comply with its obligations under Section 12 or Section 16; (iii) Lessee's failure to comply with or perform any term, covenant, condition, warranty or representation of this Lease or any Schedule hereto or under any other agreement between Lessee and Lessor or under any lease of real property covering the location of Equipment if such failure to comply or perform is not cured by Lessee within thirty (30) days of receipt of notice thereof; (iv) seizure of the Equipment under legal process; (v) the filing by or against Lessee of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors; or (vi) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee, or any guarantor ("Guarantor") under any guaranty executed in connection with this Lease ("Guaranty"), for the benefit of its creditors, the appointment of a receiver or trustee for Lessee or any Guarantor for any of Lessee's or Guarantor's assets, the institution by or against Lessee or any Guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee or any Guarantor, PROVIDED that in the case of all such involuntary proceedings, same are not dismissed within sixty (60) days after commencement; or (vii) the making by Lessee or any Guarantor of a transfer of all or a material portion of Lessee's or Guarantor's assets or inventory not in the ordinary course of business.

     (b) REMEDIES. If any Event of Default shall have occurred:

          (i) Lessor may proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee, of the applicable covenants of this Lease, or to recover damages therefor; or

          (ii) Lessee will, without demand, on the next rent payment date following the Event of Default, pay to Lessor as liquidated damages which the parties agree are fair and reasonable under the circumstances existing at the time this Lease is entered into, and not as a penalty, an amount equal to the Casualty Value of the Equipment set forth in the Casualty Value Table attached to such Equipment's Schedule together with any rent or other amounts past due and owing by Lessee hereunder (but not any

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     future rent); and

          (iii) Lessor may, without notice to or demand upon Lessee;

               (A) Take possession of the Equipment and lease or sell the same or any portion thereof, for such period, amount, and to such entity as Lessor shall elect. The proceeds of such lease or sale will be applied by Lessor (1) first, to pay all costs and expenses, including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, (2) second, to pay Lessor an amount equal to any unpaid rent or other amounts past due and payable (but not any future rent) plus the Casualty Value, to the extent not previously paid by Lessee, and
          (3) third, to reimburse Lessee for the Casualty Value to the extent previously paid. Any surplus remaining thereafter will be retained by Lessor.

               (B) Take possession of the Equipment and hold and keep idle the same or any portion thereof.

               Lessee agrees to pay all reasonable internal and out-of-pocket costs of Lessor related to the exercise of its remedies, including direct costs of its in-house counsel and out-of-pocket legal fees and expenses. At Lessor's request, Lessee shall assemble the Equipment and make it available to Lessor at such location as Lessor may designate. Lessee waives any right it may have to redeem the Equipment.

               Repossession of any or all Equipment shall not terminate this Lease or any Schedule unless Lessor notifies Lessee in writing.

               None of the above remedies is intended to be exclusive, but each is cumulative and in addition to any other remedy available to Lessor, and all may be enforced separately or concurrently.

     18. LATE PAYMENTS. Lessee shall pay to Lessor an amount equal to 10% per month of all amounts owed Lessor by Lessee which are not paid within ten (10) days of when due, but in no event shall Lessee pay more than an amount greater than the highest rate permitted by applicable law. If such funds have not been received by Lessor at Lessor's place of business or by Lessor's designated agent within ten (10) days of the date such funds are due under this Lease, Lessor shall bill Lessee for such charges. Lessee acknowledges that invoices for rentals due hereunder are sent by Lessor for Lessee's convenience only. Lessee's non-receipt of an invoice will not relieve Lessee of its obligation to make rent payments hereunder.

     19. LESSOR'S EXPENSE. Lessee shall pay Lessor all reasonable costs and expenses including reasonable attorney's fees and the fees of the collection agencies, incurred by Lessor (a) in enforcing any of the terms, conditions or provisions hereof including, but not limited to, all reasonable out-of-pocket costs of Lessor related to the exercise of its remedies, including reasonable out-of-pocket legal fees and expenses, and (b) in connection with any bankruptcy or post-judgment proceeding, whether or not suit is filed and, including, without limitation, those incurred in each and every action, suit or proceeding, including any and all appeals and petitions therefrom and all fees and costs incurred by Lessor.

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     20. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall be and remain personal property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease, notwithstanding the manner in which it may be attached or affixed to real property, and upon termination or expiration of the Lease term, Lessee shall have the duty and Lessor shall have the right to remove the Equipment from the premises where the same be located whether or not affixed or attached to the real property or any building, at the cost and expense of Lessee.

     21. ALTERATIONS; ATTACHMENTS. No alterations or attachments shall be made to the Equipment without Lessor's prior written consent, which shall not be given for changes that will affect the reliability and utility of the Equipment or which cannot be removed without damage to the Equipment, or which in any way affect the value of the Equipment for purposes of resale or re-lease. All attachments and improvements to the Equipment shall be deemed to be "Equipment" for purposes of the Lease, and all right, title and interest therein shall immediately vest in Lessor.

     22. FINANCING STATEMENT. Lessee will execute financing statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor to file financing statements signed only by Lessor (where such authorization is permitted by law) at all places where Lessor deems necessary.

     23. MISCELLANEOUS. (a) Lessee shall provide Lessor with such corporate resolutions, financial statements and other documents as Lessor shall reasonably request from time to time. (b) Lessee represents that the Equipment is being leased hereunder for business purposes. (c) Time is of the essence with respect to this Lease. (d) Lessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor its annual audited financial statements, unaudited monthly financial statements to include any financial information given to Lessee's Board of Directors, and signed by an officer of Lessee and such other unaudited financial statements as may be reasonably requested by Lessor. (e) Lessee will notify Lessor at least 30 days prior to changing its name, principal place of business or chief executive office.

     24. NOTICES. All notices hereunder shall be in writing, by registered mail, or reliable messenger or delivery service and shall be directed, as the case may be, to Lessor at 2401 Kerner Boulevard, San Rafael, California 94901, Attention:
Asset Management and to Lessee at 7615 Golden Triangle Drive, Suite A, Minneapolis, Minnesota 55344, Attention: Chief Financial Officer.

     25. ENTIRE AGREEMENT. Lessee acknowledges that Lessee has read this Lease, understands it and agrees to be bound by its terms, and further agrees that the Lease and each Schedule constitute the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations. The terms and conditions hereof shall prevail notwithstanding any variance with the terms of any purchase order submitted by the Lessee with respect to any Equipment covered hereby.

     26. AMENDMENT. This Lease may not be changed, altered or modified except by an instrument in writing signed by an officer of the Lessor and the Lessee.

     27. WAIVER. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or any other provision.

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     28. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

     29. JURISDICTION AND WAIVER OF JURY TRIAL. This Lease shall be governed by and construed under the laws of the State of California without giving effect to conflicts of law principles. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of this Lease shall be in the Superior Court for Marin County, California, or, in cases where Federal diversity jurisdiction is available, in the United States District Court for the Northern District of California.

     30. NATURE OF TRANSACTION. Lessor makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or any other purpose.

     31. SECURITY INTEREST. (a) One executed copy of the Lease will be marked "Original" and all other counterparts will be duplicates. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in the lease may be created in any documents other than the "Original."
(b) There shall be only one original of each Schedule and it shall be marked "Original," and all other counterparts will be duplicates. To the extent, if any, that any Schedule(s) to this Lease constitutes chattel paper (or as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in any Schedule(s) may be created in any documents other than the "Original."

     32. SUSPENSION OF OBLIGATIONS. The obligations of Lessor hereunder will be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including but not limited to strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer to deliver any item of Equipment, governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lessor.

     33. SOFTWARE. For the term of this Lease, and so long as no Event of Default has occurred and is continuing, Lessor hereby assigns to Lessee all of Lessor's rights under any License Agreement executed by Lessor in connection with the Equipment (except for any right of Lessor to be reimbursed for the License Fee). Lessee agrees to be bound by the provisions of any such License Agreement and to perform all obligations of Lessor (except Lessor's payment obligations) thereunder. Lessee acknowledges that all of Lessee's obligations under the Lease with respect to the Equipment will apply equally to the software, including but not limited to Lessee's obligation to pay rent to Lessor.

     34. COMMITMENT FEE. Lessee has paid to Lessor a commitment fee ("Fee") of $20,000. The Fee shall be applied by Lessor first to reimburse Lessor for all out-of-pocket UCC search costs, inspections and appraisal fees incurred by Lessor, and then proportionally to the first month's rent for each Schedule hereunder in the proportion that the purchase price of the Equipment leased pursuant to the Schedule bears to Lessor's entire commitment. However, the portion of the Fee which is not applied to rental shall be non-refundable except if Lessor defaults in its obligations pursuant to Section 3.

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

     35. FINANCE LEASE. The parties agree that this lease is a "Finance Lease" as defined by section 10-103(a)(7) of the California Commercial Code (Cal.Com.C.). Lessee acknowledges either (a) that Lessee has reviewed and approved any written Supply Contract (as defined by Cal.Com.C. Section 10-103(a)(25)) covering Equipment purchased from the "Supplier" (as defined by Cal.Com.C. Section 10-103(a)(24)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the Supplier; (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract. Lessee hereby waives any rights and remedies Lessee may have under Cal.Com.C. Sections 10-508 through 522.

     36. END OF LEASE POSITION. (a) GENERAL. At the expiration of the Base
Term of the first Schedule to the Lease, Lessee shall choose a final purchase or extension option ("End of Lease Position") as specified in the Schedule, and that choice shall be an election of Lessee's End of Lease Position for all, but not less than all, of the Equipment under all Schedules to the Lease.

Any Equipment Purchase election shall be a purchase of the Equipment, AS-IS, WHERE-IS. Upon Lessor's receipt of the purchase price, Lessor shall issue to Lessee an equipment bill of sale, transferring valid title to the Equipment, free and clear of all liens and encumbrances arising through Lessor, to the Lessee without any representation or warranty whatsoever, except as to Lessor's title in the Equipment. Lessee shall be responsible for all applicable taxes in connection with any Equipment purchase.

Fair market or rental value shall be determined for the Equipment under all Schedules prior to the Base Term's expiration.

Until Lessee fulfills an End of Lease Position option or requirement, all Lessee's Lease obligations, including payment of the Monthly Rental Amount, shall continue in full force and effect, on a month-to-month basis.

(b) END OF LEASE POSITION REQUIREMENTS. Provided no Event of Default has occurred and is continuing and notwithstanding anything to the contrary in the Lease, Lessee shall elect one of the following alternatives at the Schedule's Base Term expiration. Lessee shall make its election by giving Lessor at least 90 days' prior written notice thereof prior to such expiration.

     (i)  Requirements for Standard Equipment ALTERNATIVE NO. 1 FOR STANDARD
          EQUIPMENT:

          Purchase the Equipment for the Equipment's fair market value, in no event less than 10% nor more than 15% of the Equipment's original purchase price. Fair market value shall be determined by Lessor in its reasonable discretion.

          ALTERNATIVE NO. 2 FOR STANDARD EQUIPMENT:

          Extend the Schedule's Base Term for an additional 12 months ("Extended Term") for a monthly rate of 1.3% of the Equipment's original purchase price.

          At the expiration of the Extended Term, Lessee shall purchase the Equipment for $1.

     In the event Lessee does not provide 90 days' prior written notice, Lessee shall be deemed to have elected Alternative No. 1 above.

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

     (ii) Requirements for Soft Cost Equipment: Purchase the Equipment for 15% of the Equipment's original purchase price.

     37. FURTHER ASSURANCES. Lessee shall at its expense take such action and execute and deliver all acts and instruments and other documents as Lessor may at any time reasonably request to protect, assure or enforce its interests and rights hereunder.

     38. POWER OF ATTORNEY. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee, from time to time in Lessor's discretion, to take any action and to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of the Lease and any documents and instruments contained therein or thereby to the extent permitted by law.

     39. ADJUST-A-LEASE OPTION. (a) GENERAL: After the first 12 months of the term of any Schedule, Lessee shall have the option to remove such Schedule's Equipment ("Removed Equipment") and finance new Equipment ("New Equipment") under a new Schedule ("New Schedule"). (b) NEW SCHEDULE AMOUNT: The amount of the New Schedule shall be an amount equal to the purchase price for the New Equipment plus a prepayment figure for the Removed Equipment. The prepayment figure shall be the original amount of the original Schedule ("Old Schedule") less: (i) any trade-in value or resale proceeds received by Lessor for the Removed Equipment and (ii) a credit for Schedule payments already made (the total Old Schedule payments attributable to the removed Equipment multiplied by the "Allowance Factor" indicated in the table below). In no event shall the Schedule amount of the New Schedule be less than original amount of the Old Schedule.

           REMOVAL DATE                          ALLOWANCE FACTOR

           After 12 Months of Old Schedule             55%
           After 24 Months of Old Schedule             60%
           After 36 Months of Old Schedule             65%

(c) OLD SCHEDULE: If any Equipment remains on the Old Schedule, the monthly payment amount for the Old Schedule will be reduced in proportion to the Removed Equipment's value. (d) OPTION PRECONDITIONS: Lessee's right to exercise this Adjust-A-Lease Option ("Option") is conditioned upon the following: (i) no Event of Default under the Lease has theretofore occurred or is continuing; (ii) the New Equipment and prepayment of the Removed Equipment are financed by Lessor under a New Schedule, subject to Lessor's current lease rates and documentation acceptable to Lessor; (iii) Lessor is satisfied with Lessee's creditworthiness;
(iv) the New Equipment is acceptable to Lessor; and (v) Lessee has given Lessor at least 90 days' prior written notice of its desire to exercise the Option.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

PHOENIX LEASING INCORPORATED        OPTICAL SENSORS INCORPORATED

By:  /S/ NORM NELSON                By:  /S/ SAM B. HUMPHRIES
   -------------------------------      --------------------------------
Title:  SENIOR VICE PRESIDENT       Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER
       ---------------------------        --------------------------------------
                                    HEADQUARTERS LOCATION:
                                    7615 Golden Triangle Drive, Suite A
                                    Minneapolis, MN  55344
                                    County of Hennepin

                                    EXHIBITS AND SCHEDULES:
                                    Exhibit A - Closing Memorandum

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